UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2010

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-371155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Chief Executive Officer

On May 19, 2010, Dr. Mario Ruscev informed the Board of Directors (the “Board”) of FormFactor, Inc. (“FormFactor”) of his resignation as Chief Executive Officer of FormFactor and as a member of the Board, both effective immediately.

Appointment of Chief Executive Officer

The Board appointed G. Carl Everett, Jr., a member of the Board since June 2001, to serve as the Chief Executive Officer of FormFactor, effective May 19, 2010.

In connection with his appointment as Chief Executive Officer, FormFactor and Mr. Everett entered into an Employment Letter Agreement dated May 19, 2010 (the “Everett Employment Agreement”).  Subject to the terms and conditions contained therein, Mr. Everett will receive an annual base salary of $480,000 and is eligible to receive a bonus under FormFactor’s Employee Incentive Plan at a target rate of 100% of annual base salary with the opportunity to earn 200% of annual base salary based on extraordinary achievement of objectives.  Additionally, Mr. Everett shall be eligible to receive a non-qualified stock option grant to purchase 50,000 shares of FormFactor common stock and an award of 20,000 restricted stock units, subject to the terms and conditions of FormFactor’s 2002 Equity Incentive Plan (the “2002 Equity Plan”).  Subject to his continued service as Chief Executive Officer or as a member of the Board, the non-qualified stock options shall vest monthly in equal installments over a 2-year period and the restricted stock units shall vest annually in equal installments over a 2-year period.  Should Mr. Everett’s service as Chief Executive Officer be terminated without “cause” (as defined in the 2002 Equity Plan) within 1 year following a “corporate transaction” (as defined in the 2002 Equity Plan), the vesting of each stock option and restricted stock unit shall be accelerated in full and Mr. Everett shall have 1 year following his termination to exercise any vested and unexpired outstanding stock options.  Mr. Everett shall be reimbursed for reasonable travel, meals and lodging expenses.  During his service as Chief Executive Officer, Mr. Everett will retain his current Board membership but he has resigned from the Board’s Audit and Compensation Committees.  Mr. Everett will remain the chairperson of the M&A Committee and continue to receive all cash and equity Board and M&A committee chairperson compensation.

The foregoing description of the Everett Employment Agreement is qualified in its entirety by the copy thereof filed as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Resignation of Chief Financial Officer

On May 19, 2010, Jean Bernard Vernet informed the Board of his resignation as Chief Financial Officer of FormFactor, effective immediately.

Appointment of Chief Financial Officer

The Board appointed Richard DeLateur as Chief Financial Officer of FormFactor, effective as of May 19, 2010.

Mr. DeLateur, 52, served in various capacities at Intel Corporation from July 1980 to June 2000, including as Vice President of the New Business Group, General Manager of New Business Investments, Vice President of Intel Capital, Vice President, Finance and Group Controller of Intel Architecture and Vice President, Finance and Group Controller for Intel’s worldwide Technology Development and Manufacturing Group.  He was also Chief Financial Officer of Topspin Communications, a private communications equipment company, from December 2004 until June 2005 when the company was sold to Cisco Systems, Inc., and of Fluidigm Corporation, a private biotech company, from December 2005 to May 2008.  Mr. DeLateur served as a Director at Numonyx Corporation, a privately held leading manufacturer of flash memory, from August 2008 until its acquisition by Micron Technology, Inc. in May 2010. He was also Chairman of the audit committee at Numonyx.

In connection with his appointment as Chief Financial Officer, FormFactor and Mr. DeLateur entered into an Employment Letter Agreement dated May 19, 2010 (the “DeLateur Employment Agreement”).  Subject to the terms and conditions contained therein, Mr. DeLateur will receive an annual base salary of $355,000 and is eligible to receive a bonus under FormFactor’s Employee Incentive Plan at a target rate of 80% of annual base salary with the opportunity to earn 200% of annual base salary based on extraordinary achievement of objectives.  Mr. DeLateur will also receive an equity award equal to $1,200,000 under FormFactor’s 2002 Equity Incentive Plan which shall consist of 50% stock options and 50% restricted stock units.  The stock options shall vest monthly in equal installments over a 2-year period and the restricted stock units shall vest annually in equal installments over a 2-year period.

Mr. DeLateur’s Employment Letter Agreement also provides that if his employment is terminated by FormFactor without “cause” or by him for “good reason” (as these terms are defined in his Employment Letter Agreement), he will receive a lump sum severance payment equal to 1 year of his then annual base salary, a pro-rata portion of his annual target bonus based upon the calendar days of his employment in the year of termination, accelerated vesting and extended exercisability of his granted equity awards for an additional 12 month period, and COBRA continuation coverage for up to 12 months.  These separation benefits are subject to Mr. DeLateur’s executing a release and waiver of claims in favor of FormFactor.

FormFactor expects that Mr. DeLateur will also enter into an indemnity agreement and a change of control severance agreement, the terms of which are identical in all material respects to the forms of these agreements that FormFactor has previously entered into with its executive officers.

The foregoing description of the DeLateur Employment Agreement is qualified in its entirety by the copy thereof filed as Exhibit 10.2 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Chairman of the Board Oversight of Management Transition

The Board also requested James A. Prestridge, as the Chairman of the Board, to provide Board oversight of FormFactor’s management transition as part of his responsibilities as Chairman.  Mr. Prestridge will receive a special fee of $2,000 per day, plus reimbursement of reasonable travel, meals and lodging expenses, for his services during the transition period, with the total compensation capped at $120,000.

Appointment to Audit Committee

The Board appointed Lothar Maier, a non-employee member of the Board since November 2006, to the Board’s Audit Committee, effective May 19, 2010.  The Board has determined that Mr. Maier is independent within the meaning of the rules of the Securities and Exchange Commission and the Nasdaq Global Market, and is able to read and understand fundamental financial statements as contemplated by such rules.

A copy of the press release announcing the resignations of Dr. Ruscev and Mr. Vernet and the appointments of Mr. Everett, Mr. DeLateur and Mr. Prestridge is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Everett Employment Agreement
10.2	DeLateur Employment Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Dated: May 25, 2010	By:		/s/ Stuart L. Merkadeau
		Name:	Stuart L. Merkadeau
		Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Everett Employment Agreement
10.2	DeLateur Employment Agreement
99.1	Press Release